Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined balance sheet as of June 30, 2016 and the unaudited pro forma combined statement of income for the six months ended June 30, 2016 are based on (i) the unaudited consolidated financial statements of New Residential Investment Corp. (“New Residential” or the “Company”), as of and for the six months ended June 30, 2016, (ii) the unaudited combined financial statements of SpringCastle America, LLC, SpringCastle Credit, LLC, SpringCastle Finance, LLC and SpringCastle Acquisition, LLC (collectively “SpringCastle” or "Consumer Loan Companies") for the three months ended March 31, 2016, (iii) the Purchase Agreement between New Residential and Walter, and (iv) the term sheet, the material terms of which have been agreed upon in principle, between New Residential and WCO.

The following unaudited pro forma combined statement of income for the year ended December 31, 2015 is based on (i) the audited consolidated financial statements of the Company for the year ended December 31, 2015, (ii) the unaudited consolidated financial statements of Home Loan Servicing Solutions, Ltd., (“HLSS”) as of and for the three months ended March 31, 2015, (iii) the audited combined financial statements of SpringCastle as of and for the year ended December 31, 2015, (iv) the Purchase Agreement between New Residential and Walter, and (v) the term sheet, the material terms of which have been agreed upon in principle, between New Residential and WCO.

The unaudited pro forma combined balance sheet as of June 30, 2016 gives effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred on June 30, 2016. The unaudited pro forma combined statements of income for the year ended December 31, 2015 and for the six months ended June 30, 2016 give effect to the Pro Forma Transactions as if they had occurred on January 1, 2015.

The historical financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable and, (iii) with respect to the unaudited pro forma combined statements of income, are expected to have a continuing impact on the combined results. However, such adjustments are estimates based on certain assumptions and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information. In addition, the transactions with Walter and WCO, as described in the Pro Forma Transactions below, are subject to conditions, including entry into definitive documentation with respect to the WCO transaction.

The unaudited pro forma combined financial information and accompanying notes present the impact of the following (collectively the “Pro Forma Transactions”):

•	Our acquisition of MSRs and servicer advances from Walter and WCO;
•	Our issuance of shares of common stock of the Company (“Common Stock Issuance”) to finance primarily the Walter and WCO transactions as well as general corporate purposes and which for purposes of this unaudited pro forma combined financial information reflects the issuance of 20,000,000 shares at the agreed upon price of $13.98 per share, which assumes no exercise of the underwriter’s option;
•	Our intended financing of unencumbered MSRs and servicer advances totaling $300 million, the proceeds from which will be utilized as consideration for the Walter and WCO transactions;
•	Acquisition of all of the assets and liabilities of Home Loan Servicing Solutions, Ltd. and its subsidiaries (HLSS) on April 6, 2015 (the “HLSS Acquisition”) and related financing activities;
•	The Company’s acquisition of a controlling financial interest in certain Consumer Loan Companies (the “SpringCastle Transaction”) on March 31, 2016; and,
•	The continuing effect of the Pro Form Transactions described above on the management fee and incentive compensation fee payable to the Manager by the Company.

The effects of the HLSS Acquisition and related financing as well as the Springcastle Transaction are already reflected in the Company’s historical consolidated balance sheet as of June 30, 2016; accordingly, no pro forma balance sheet adjustments for those transactions are presented herein. The impact of the HLSS Acquisition and related financing activities are reflected in the Company’s unaudited and audited consolidated statement income for the six months ended June 30 2016 and for the period from April 6, 2015 through December 31, 2015; accordingly, pro forma adjustments in the unaudited pro forma combined statement of income for the year ended December 31, 2015 are only for the period from January 1, 2015 through April 5, 2015. In addition, the impact of the SpringCastle Transaction is reflected in the Company’s historical unaudited consolidated statements of income for the three months ended June 30, 2016; accordingly, resulting pro forma adjustments in the unaudited pro forma combined statements of income are for the three months ended March 31, 2016 and for the year ended December 31, 2015.

In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma combined balance sheet and unaudited pro forma combined statements of income have been included and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma combined financial information is provided for informational and illustrative purposes only and should be read in conjunction with the Notes thereto and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as our unaudited consolidated financial statements filed on our Form 10-Q for the six months ended June 30, 2016, the unaudited consolidated financial statements of HLSS filed on Form 10-Q for the three months ended March 31, 2015, and the combined financial statements of SpringCastle. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma combined financial information. The unaudited pro forma combined financial information does not contain any significant commitments and contingencies, nor does it reflect any synergies from the Pro Forma Transactions, and does not purport to reflect our results of operations or financial condition had the Pro Forma Transactions occurred at an earlier date. The unaudited pro forma combined financial information also should not be considered representative of our future financial condition or results of operations.

New Residential Investment Corp.
Walter & WCO Acquisition
Pro Forma Balance Sheet

	Historical New Residential Investment Corp. June 30, 2016	New Residential Equity Raise		New Residential New Financing		Acquisition of Walter Assets		Acquisition of WCO Assets		Total Pro Forma Adjustments	New Residential Pro Forma
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$1,475,418	—		—		—		—		$—	$1,475,418
Excess mortgage servicing rights, equity method investees, at fair value	199,145	—		—		—		—		—	199,145
Servicer advances, at fair value	6,513,274	—		—		—		—		—	6,513,274
Real estate securities, available-for-sale	4,554,657	—		—		—		—		—	4,554,657
Residential mortgage loans, held-for-investment	—	—		—		—		—		—	—
Residential mortgage loans, held-for-sale	824,002	—		—		—		—		—	824,002
Real estate owned	61,909	—		—		—		—		—	61,909
Consumer loans, held-for-investment	1,830,436	—		—		—		—		—	1,830,436
						—		—		—	—
Cash and cash equivalents	233,845	278,800	A	300,000	B	(240,000)	C	(307,000)	C	31,800	265,645
Restricted cash	168,043	—		—		—		—		—	168,043
Mortgage servicing rights	—			—		216,000	C	265,000	C	481,000	481,000
Servicer advances	—			—		24,000	C	42,000	C	66,000	66,000
Trades receivable	1,549,795	—		—		—		—		—	1,549,795
Deferred Tax Asset	189,641	—		—		—		—		—	189,641
Other assets	304,983	—		—		—		—		—	304,983
	$17,905,148	278,800		300,000		—		—		$578,800	$18,483,948
Liabilities and Equity

Liabilities
Repurchase agreements	$4,625,403	—		—		—		—		$—	$4,625,403
Notes payable	8,295,331	—		300,000	B	—		—		300,000	8,595,331
Trades payable	1,624,130	—		—		—		—		—	1,624,130
Due to affiliates	11,983	—		—		—		—		—	11,983
Dividends payable	106,027	—		—		—		—		—	106,027
Deferred tax liability	—	—		—		—		—		—	—
Accrued expenses and other liabilities	129,013	—		—		—		—		—	129,013
	14,791,887	—		300,000		—		—		300,000	15,091,887
Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 230,471,202 and 141,434,905 issued and outstanding at June 30, 2016 and December 31, 2015, respectively, Par	2,304	200	A	—		—		—		$200	$2,504
Additional paid-in capital	2,641,193	278,600	A	—		—		—		278,600	2,919,793
Retained earnings	117,144	—		—		—		—		—	117,144
Accumulated other comprehensive income, net of tax	50,799	—		—		—		—		—	50,799
Total New Residential stockholders' equity	2,811,440	278,800		—		—		—		278,800	3,090,240
Noncontrolling interests in equity of consolidated subsidiaries	301,821	—		—		—		—		—	301,821
Total Equity	3,113,261	278,800		—		—		—		278,800	3,392,061
Total Liabilities & Equity	$17,905,148	278,800		300,000		—		—		578,800	18,483,948

New Residential Investment Corp.
Walter & WCO Acquisition
Pro Forma Income Statement
Twelve Months ended 12/31/2015

	Historical New Residential Investment Corp.	Historical Home Loan Servicing Solutions, Ltd.	Pro Forma Adjustments		Historical SpringCastle	Pro Forma Adjustments		Walter Pro Forma Adjustments		WCO Pro Forma Adjustments		NRZ Management & Incentive Fee Adjustment		Pro Forma Combined
	For the year ended December 31, 2015	For the three months ended March 31, 2015	For the three months ended March 31, 2015		For the year ended December 31, 2015	For the year ended December 31, 2015		For the year ended December 31, 2015		For the year ended December 31, 2015		For the year ended December 31, 2015		For the year ended December 31, 2015
Interest income	$645,072	80,682	8,702	D	455,478	(91,606)	I	—		—		—		$1,098,328
Interest expense	274,013	40,813	633	E	87,000	(1,790)	J	5,622	O	7,297	O	—		413,588
Net Interest Income	371,059	39,869	8,069		368,478	(89,816)		(5,622)		(7,297)		—		684,740
Net Servicing Fee Income	—	—	—		—	—		25,037	P	33,940	P	—		58,977

Impairment
Other-than-temporary impairment (“OTTI”) on securities	5,788	—	—		—	—		—		—		—		$5,788
Valuation provision on loans	18,596	—	—		67,936	—		—		—		—		86,532
	24,384	—	—		67,936	—		—		—		—		92,320

Net interest and servicing income after impairment	346,675	39,869	8,069		300,542	(89,816)		19,415		26,643		—		651,397

Other Income
Related party revenue	—	50	(50)	F	—	—		—		—		—		$—
Other revenue	—	1,440	(1,440)	F	—	—		—		—		—		—
Change in fair value of investments in excess mortgage servicing rights	38,643	—	—		—	—		—		—		—		38,643
Change in fair value of investments in excess mortgage servicing rights, equity method investees	31,160	—	—		—	—		—		—		—		31,160
Change in fair value of investments in servicer advances	(57,491)	—	—		—	—		—		—		—		(57,491)
Gain on consumer loans investment	43,954	—	—		—	(43,954)	K	—		—		—		—
Gain on remeasurement of consumer loans investment	—	—	—		—	—
Gain on settlement of investments, net	(17,207)	—	(18,100)	G	—	—		—		—		—		(35,307)
Other income	2,970	—	1,630	F	—	—		—		—		—		4,600
	42,029	1,490	(17,960)		—	(43,954)		—		—		—		(18,395)

Operating Expenses
Compensation and benefits	—	2,078	(2,078)	F	—	—		—		—		—		$—
Related party expenses	—	76	(76)	F	—	—		—		—		—		—
Unrealized loss on loans held for sale	—	7,654	—		—	—		—		—		—		7,654
General and administrative expenses	61,862	16,286	(17,281)	F	—	7,531	L	—		—		—		68,398
Management fee to affiliate	33,475	—	—		—	—		—		—		10,877	R	44,352
Incentive compensation to affiliate	16,017	—	—		—	—		—		—		12,696	R	28,713
Loan servicing expense	6,469	—	(2,878)	F	52,731	—		—		—		—		56,322
Other expense	—	—	—		7,531	(7,531)	L	—		—		—		—
	117,823	26,094	(22,313)		60,262	—		—		—		23,573		205,439

Income (Loss) Before Income Taxes	270,881	15,265	12,422		240,280	(133,770)		19,415		26,643		(23,573)		427,563
Income tax expense	(11,001)	5	—	H	—	—	M	1,343	Q	82	Q	—		(9,570)
Net Income (Loss)	$281,882	$15,260	$12,422		$240,280	$(133,770)		$18,072		$26,561		$(23,573)		437,133
Noncontrolling interests in Income (Loss) of Consolidated Subsidiaries	$13,246	—	—		—	69,966	N	—		—		—		$83,212
Net Income (Loss) Attributable to Common Stockholders	$268,636	$15,260	$12,422		$240,280	$(203,736)		$18,072		$26,561		$(23,573)		$353,921

Net Income Per Share of Common Stock
Basic	$1.34												S	$1.41
Diluted	$1.32												S	$1.41
Weighted Average Number of Shares of Common Stock Outstanding
Basic	200,739,809												S	250,474,796
Diluted	202,907,605												S	250,689,233

New Residential Investment Corp.
Walter & WCO Acquisition
Pro Forma Income Statement
Six Months ended 6/30/2016

	Historical New Residential Investment Corp.	Historical SpringCastle	Pro Forma Adjustments		Walter Pro Forma Adjustments		WCO Pro Forma Adjustments		NRZ Management & Incentive Fee Adjustment		Pro Forma Combined
	For the six months ended June 30, 2016	For the three months ended March 31, 2016	For the three months ended March 31, 2016		For the six months ended June 30, 2016		For the six months ended June 30, 2016		For the six months ended June 30, 2016		For the six months ended June 30, 2016
Interest income	$467,513	100,131	(13,218)	I	—		—		—		$554,426
Interest expense	181,913	19,654	(195)	J	2,811	O	3,648	O	—		207,832
Net Interest Income	285,600	80,477	(13,023)		(2,811)		(3,648)		—		346,594

Net Servicing Fee Income	—	—	—		11,032	P	15,271	P	—		$26,303

Impairment
Other-than-temporary impairment (“OTTI”) on securities	6,073	—	—		—		—		—		$6,073
Valuation provision on loans	23,570	14,043	—		—		—		—		37,613
	29,643	14,043	—		—		—		—		43,686

Net interest income after impairment	255,957	66,434	(13,023)		8,221		11,622		—		329,211

Other Income
Change in fair value of investments in excess mortgage servicing rights	(7,337)	—	—		—		—		—		$(7,337)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	2,347	—	—		—		—		—		2,347
Change in fair value of investments in servicer advances	(17,278)	—	—		—		—		—		(17,278)
Gain on consumer loans investment	9,943	—	(9,943)	K	—		—		—		—
Gain on remeasurement of consumer loans investment	71,250	—	(71,250)	K	—		—		—		—
Gain on settlement of investments, net	(27,211)	—	—		—		—		—		(27,211)
Other income	(19,515)	—	—		—		—		—		(19,515)
	12,199	—	(81,193)		—		—		—		(68,994)

Operating Expenses
General and administrative expenses	19,305	—	1,668	L	—		—		—		$20,973
Management fee to affiliate	20,016	—	—		—		—		2,160	R	22,176
Incentive compensation to affiliate	6,125	—	—		—		—		5,057	R	11,182
Loan servicing expense	15,850	11,571	—		—		—		—		27,421
Other expense	—	1,668	(1,668)	L	—		—		—		—
	61,296	13,239	—		—		—		7,217		81,752

Income (Loss) Before Income Taxes	206,860	53,195	(94,216)		8,221		11,622		(7,217)		$178,465
Income tax expense	(2,705)	—	—	M	422	Q	506	Q	—		(1,778)
Net Income (Loss)	$209,565	$53,195	$(94,216)		$7,799		$11,117		$(7,217)		180,243
Noncontrolling interests in Income (Loss) of Consolidated Subsidiaries	$29,177	—	18,680	N	—		—		—		$47,857
Net Income (Loss) Attributable to Common Stockholders	$180,388	$53,195	$(112,896)		$7,799		$11,117		$(7,217)		$132,386

Net Income Per Share of Common Stock
Basic	$0.78									S	$0.53
Diluted	$0.78									S	$0.53

Weighted Average Number of Shares of Common Stock Outstanding
Basic	230,474,796									S	250,474,796
Diluted	230,689,233									S	250,689,233

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Walter Transactions

On August 8, 2016, New Residential Investment Corp. (“New Residential” or “Company”) and Walter Investment Management Corp. (“Walter”) entered into an agreement (“Purchase Agreement”) for the purchase and sale of approximately $33 billion UPB of seasoned conventional mortgage servicing rights (“MSRs”) and $24 million in servicer advances for a purchase price of approximately $240 million.

In addition, New Residential, Walter and Walter Capital Opportunity, LP have agreed in principle for the purchase and sale of substantially all of the assets of Walter Capital Opportunity, LP and its subsidiaries (“WCO”), along with certain related assets owned by Walter, which collectively, represent approximately $35 billion UPB of MSRs and $42 million in servicer advances for a purchase price of approximately $307 million.

Pro Forma Adjustments for Unaudited Pro Forma Combined Balance Sheet as of June 30, 2016

Walter Transactions

A. Reflects the issuance of approximately 20,000,000 shares of common stock in a public offering with net proceeds of approximately $278.8 million. In connection with the offering, we will issue to our Manager options relating to shares of our common stock, representing 10% of the number of shares being offered, pursuant to our Nonqualified Stock Option and Incentive Award Plan.

B. Reflects the impact of New Residential entering into new financing arrangements of $300 million on unencumbered MSRs and servicer advances in contemplation of the Walter and WCO asset acquisitions. Specifically, New Residential expects the following terms for the financing:

•	LIBOR plus 300 basis points and 90% loan-to-value ratio (“LTV”) on Servicer Advances; and,
•	LIBOR plus 400 basis point and 50% LTV on MSRs.

A change of 1/8 percent in the interest rate associated with the variable rate borrowings would result in an additional annual interest expense of approximately $1.6 million (in the case of an increase in the rate) or an annual reduction of interest expense of approximately $(1.6) million (in the case of a decrease in the rate).

C. Reflects the acquisition of MSRs and servicer advances from Walter and WCO for the purchase price of $240 million and $307 million, respectively, which will be funded via the sources described in A and B above. New Residential will acquire MSRs and servicer advances with a fair value based on an estimated settlement date of September 30, 2016 of $481 million ($216 million for Walter, $265 million for WCO) and $66 million ($24 million for Walter, $42 million for WCO), respectively.

Pro Forma Adjustments for the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2015 and for the six months ended June 30, 2016

Home Loan Servicing Solutions, Ltd.

New Residential acquired all of the assets and liabilities of Home Loan Servicing Solutions, Ltd. and its subsidiaries on April 6, 2015 and for purposes of the presentation of the pro forma combined statement of income for the year ended December 31, 2015, have included pro forma income for HLSS for the three months ended March 31, 2015 and the five day period from April 1, 2015 through April 5, 2015.

D. The adjustment to Interest income reflects the effective interest income earned on the portfolio of Excess MSRs of $20.2 million and Servicer advances of $69.4 million for the period from January 1, 2015 through April 5, 2015, had the portfolios been acquired by the Company as of January 1, 2015 at their estimated fair market values.

Interest income was adjusted on a pro forma basis to reflect the reversal of Interest income that was related to the following sales of loan portfolios by the Company and HLSS prior to the close of the HLSS Acquisition:

•	Eliminate Interest income of $8.1 million for the three months ended March 31, 2015 related to the sale of residential mortgage loans sold by the Company; and
•	Eliminate Interest income of $1.6 million for the three months ended March 31, 2015 related to the February 2015 sale of HLSS’s portfolio of RPLs.

The following summarizes the components of pro forma adjustments to Interest income (in millions):

Interest income adjustments	For January 1, 2015 through April 5, 2015
Eliminate Interest income related to the sale of residential mortgage loans sold by the Company	(8.1)
Eliminate Interest income related to the sale of HLSS’s portfolio of RPLs	(1.6)
Eliminate historical Interest income HLSS	(71.2)
Add: HLSS Interest income estimated from January 1 through April 5, 2015	89.6
Total pro forma adjustments	$8.7

E. The adjustment to Interest expense reflects the refinancing of the liabilities incurred in connection with the HLSS Acquisition and for which refinancing terms were agreed upon with the bank counterparties on April 6, 2015. In addition, the adjustment reflects the Interest expense on the new indebtedness of $698.2 million comprising the HLSS seller financing of $385.2 million and debt raised by the Company of $313.0 million in connection with the HLSS Acquisition.

Interest expense is calculated as if the liabilities were assumed or outstanding at January 1, 2015 at their estimated fair values under the terms of the financing that would have been in place at that time and assumptions as to the amount of variable funding necessary over such period. Refer to the table below for a summary of the terms (in millions):

	Coupon	Principal	Weighted Average Interest Rate	Weighted Average Maturity
Term Loan Facility	Fixed	$1,800.0	2.03%	May 9, 2016
Variable Funding Notes	Floating (1M LIBOR + 2.65%)	4,228.6	2.82%	February 27, 2016
Total		$6,028.6	2.58%

All of the new indebtedness of $698.2 million is variable rate funding. The refinanced liabilities consist of the remaining variable rate funding of $3,530.4 million and the fixed term loan facility of $1,800.0 million.

The refinancing for purposes of the combined pro forma financial information was considered a modification with the existing lenders, and all historical deferred financing costs are eliminated in applying acquisition accounting as of the closing date. As a result, the amortization of historical deferred financing costs is excluded from the unaudited pro forma combined statements of income for the three months ended March 31, 2015.

The Company refinanced the variable funding notes in the Match funded liabilities with a variable interest rate with the terms set out in the table above based on the terms agreed upon with the bank counterparties on April 6, 2015. A change of 1/8 percent in the interest rate associated with the variable rate borrowings would result in an additional annual interest expense of approximately $3.85 million (in the case of an increase in the rate) or an annual reduction of interest expense of approximately $(3.85) million (in the case of a decrease in the rate).

The additional Interest expense of $0.6 million for January 1, 2015 through April 5, 2015, represents the net interest expense and amortization of commitment fees on the refinancing and the new indebtedness incurred, as well as elimination of Interest expense related to the Term loan facility, repurchase agreement collateralized by reperforming loans sold and related deferred financing costs and derivatives not assumed in the HLSS Acquisition, and elimination of historical NRZ interest expense related to financing for loans sold.

The following summarizes the pro forma adjustment in the Interest expense (in millions):

For January 1, 2015 through April 5, 2015
Elimination of historical HLSS interest expense related to the Match funded liabilities	(31.0)
Add: HLSS Interest expense for new indebtedness and refinancing	37.8
Add: Interest expense related to new indebtedness incurred by the Company for the HLSS Acquisition	2.1
Add: Deferred financing costs amortization on HLSS refinancing and the Company’s new indebtedness	1.4
Total additional interest expense from refinancing and new indebtedness	10.3
Elimination of historical HLSS Interest expense due to the repayment of Term loan facility (Refer to note E)	(4.1)
Elimination of historical HLSS Interest expense related to the repaid reperforming loans liability	(1.0)
Elimination of historical HLSS Interest expense related to deferred financing costs and derivatives	(0.5)
Elimination of historical NRZ interest expense related to financing for loans sold	(4.1)
Total eliminations of historical Interest expense	(9.7)
Total pro forma adjustments	$0.6

F. Certain amounts in the historical statement of income of HLSS have been reclassified to conform to the Company’s presentation. In addition, certain non-recurring costs of both the Company and HLSS have been removed from the historical statement of income. These reclassifications and adjustments are as follows:

•	Related party revenue of $0.05 million and Other revenue of $1.4 million for the three months ended March 31, 2015, respectively, to Other income, net.
•	Compensation and benefits of $2.1 million and Related party expenses of $0.08 million for the three months ended March 31, 2015 to General and administrative expenses.
•	The Company and HLSS incurred $4.4 million and $13.1 million of transaction costs in relation to the HLSS Acquisition in the three months ended March 31, 2015, respectively. These transaction costs are non-recurring in nature and have been removed from General and administrative expenses in the pro forma financial information.

In addition, the following amounts in the statement of income of the Company were directly attributable to residential mortgage loans sold by the Company and therefore, have been eliminated:

•	Losses within Other income of $0.1 million, each for the three months ended March 31, 2015;
•	General and administrative expenses of $1.9 million for the three months ended March 31, 2015; and
•	Loan servicing expense of $2.9 million for the three months ended March 31, 2015.

G. In conjunction with the transaction, the Company sold various pools of loans which were consummated prior to and subsequent to March 31, 2015. For loans sold prior to March 31, 2015, the Company recognized a gain of $18.1 million which was reflected in its historical financial statements. For the purposes of this pro forma financial information, the gain has been removed as this represents a non-recurring event.

H. The Company intends to continue to qualify as a REIT under the requirements of the Internal Revenue Code, and as a result, the Company’s direct income tax expense is expected to be minimal. Consequently, no additional adjustment to pro forma Income tax expense has been made with respect to the HLSS Acquisition. With respect to the HLSS Acquisition, the Company acquired the taxable subsidiaries of HLSS through the Company’s taxable REIT subsidiaries and those subsidiaries are therefore subject to federal income taxes at corporate rates on the taxable basis carried over from HLSS. However, no pro forma adjustment for income tax expense has been reflected in the pro forma statement of income as incremental taxable income is projected to be minimal.

SpringCastle

As a result of the SpringCastle Transaction on March 31, 2016, New Residential obtained a controlling financial interest in the Consumer Loan Companies, which triggered the application of the acquisition model in ASC No. 805 and consolidation of all of the assets and the related liabilities of the Consumer Loan Companies. For purposes of the presentation of the pro forma combined statement of income for the year ended December 31, 2015 and six months ended June 30, 2016, New Residential has included pro forma income for the Consumer Loan Companies for the year ended December 31, 2015 and three months ended March 31, 2016.

I. The adjustment to interest income reflects i) the impact of NRZ earning contractual interest on the acquired UPB rather than the Historical SpringCastle UPB and ii) the net accretion of the Company’s purchase discount or premium and accretable yield for the consumer loan portfolios accounted for under ASC 310-20 and ASC 310-30, respectively, had the portfolios been acquired by the Company as of January 1, 2015.

J. The net adjustments to interest expense of $1.8 million and $0.2 million for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, reflect 1) the elimination of historical SpringCastle amortization of deferred financing costs and original issue discount of $2.5 million and $0.5 million for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, and 2) the amortization of $0.7 million and $0.3 million of the Company’s debt discount at acquisition using the interest method in accordance with ASC 310-20 for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively, had the Bonds Payable been assumed by the Company as of January 1, 2015.

K. Reflects the elimination of the Company’s gain on consumer loans investment representing its historical share of SpringCastle’s cumulative earnings that exceeded cumulative cash distributions. Given the SpringCastle Transaction and the Company’s consolidation of SpringCastle’s assets and liabilities, these gains are replaced with interest income and interest expense on the underlying assets and liabilities as described in I and J above. In addition, for the six months ended June 30, 2016, reflects the elimination of the Company’s gain on remeasurement of its existing equity ownership in SpringCastle at acquisition as it represents a nonrecurring gain that would not have a continuing impact on the combined entity.

L. Certain amounts in the historical statement of income of SpringCastle have been reclassified to conform to the Company’s presentation and the details of these reclassifications are as follows:

•	Other expense of $7.5 million and $1.7 million to General and administrative expenses for the year ended December 31, 2015 and the three months ended March 31, 2016, respectively.

M. No pro forma adjustment for income tax expense has been reflected in the pro forma statement of income as incremental taxable income is projected to be minimal on a pro forma basis.

N. Reflects the recognition of the non-controlling interest in income of SpringCastle as a consolidated subsidiary.

Walter Transactions

O. The adjustment to Interest expense reflects the Interest expense for the year ended December 31, 2015 and the six months ended June 30, 2016 on the new indebtedness of $300 million comprising $241 million and $59 million on unencumbered MSRs and servicer advances to be entered into in contemplation of the Walter and WCO acquisitions.

P. New Residential’s subsidiary, New Residential Mortgage LLC, is in the process of becoming fully eligible to own Non-Agency and Agency MSRs and is currently qualified to own Non-Agency MSRs in 49 U.S. states and is an approved Fannie Mae Servicer and FHA Lender. As a result, New Residential has included pro forma adjustments to present the income recognized on the Walter and WCO assets as Net servicing fee income.

Adjustment reflects the total Net servicing fee income that would have been generated for the year ended December 31, 2015 and for the six months ended June 30, 2016, had the MSRs been acquired by the Company from Walter and WCO as of January 1, 2015 at their estimated fair market values. Net servicing fee income is comprised of the following components:

Net Servicing Fee Income	Year ended 12/31/2015 (in Thousands)	Six months ended 6/30/2016 (in Thousands)
Servicing & Ancillary Fees	$167,871	$73,422
Minus Sub-servicing Expense	(40,730)	(19,135)
Minus MSR amortization	(68,164)	(27,984)
Total	$58,977	$26,303

Q. Reflects the additional tax expense as a result of the Company’s acquisition of MSRs from Walter and WCO, the base portion of which will be held in a taxable REIT subsidiary (“TRS”) and subject to tax expense.

Management & Incentive Fee

R. Represents additional management fees as a result of the Pro Forma Transactions pursuant to the management agreement, under which the Company pays 1.5% of its Gross Equity, as defined in the management agreement, assuming the underwriter does not exercise their option to purchase additional shares of our common stock.

Management Fee Adjustment

Management Fee Calculation	For year ended December 31, 2015
2015 Share issuances, net of underwriter and other related fees	1,311,137
2016 Share issuance, net of underwriter and other related fees	278,800
Base pro forma management fee of 1.5% of share issuance	1.50%
% Adjustment to Annualize management fee on 2015 Share issuances	0.3404
Pro Forma Adjustment for 2015 Share issuance	6,695
Pro Forma Adjustment for 2016 Share issuance	4,182
Pro Forma Adjustment	10,877

Management Fee Calculation	For six months ended June 30, 2016 (in Thousands)
Share issuance, net of underwriter and other related fees	278,800
Base pro forma management fee of 1.5% of share issuance	1.50%
Pro Forma Adjustment	$2,160

Incentive Compensation Adjustment

Reflects an adjustment to the Incentive Compensation of $12.7 million and $5.1 million for the year ended December 31, 2015 and for the six months ended June 30, 2016, respectively, related to the pro forma adjustments to the statement of income and the impact of the share issuance by the Company on the incentive compensation threshold.

S. Pro Forma Earnings (Loss) Per Share Attributable to Common Stockholders

Pro forma basic and diluted earnings (loss) per common share attributable to common stockholders has been calculated based on the number of shares assumed to be outstanding, due to its continuing impact to the management fees and incentive compensation. The calculation assumes that such shares were outstanding for the full period presented. The following table sets forth the computation of unaudited pro forma basic and diluted earnings (loss) per share attributable to common stockholders (in thousands, except per share data):

	Year ended December 31, 2015
	Net income (in Thousands)	Shares	Per share amount
Earnings per share, basic	$353,921	250,474,796	$1.41
Earnings per share, diluted	$353,921	250,689,233	$1.41

	For the six months ended June 30, 2016
	Net income (in Thousands)	Shares	Per share amount
Earnings per share, basic	$132,386	250,474,796	$0.53
Earnings per share, diluted	$132,386	250,689,233	$0.53

	As of December 31, 2015
	Historical	Shares issued in the transactions	Pro Forma Total
Weighted-average shares outstanding, basic	200,739,809	49,734,987	250,474,796
Weighted-average shares outstanding, diluted(1)	202,907,605	47,781,628	250,689,233

	As of June 30, 2016
	Historical	Shares issued in the transactions	Pro Forma Total
Weighted-average shares outstanding, basic	230,474,796	20,000,000	250,474,796
Weighted-average shares outstanding, diluted(1)	230,689,233	20,000,000	250,689,233

(1)	In connection with the offering, we will issue to our Manager options relating to shares of our common stock, representing 10% of the number of shares being offered, pursuant to our Nonqualified Stock Option and Incentive Award Plan. However, this does not impact diluted shares outstanding since the assumed strike price and the assumed market value for purposes of computing the treasury stock method are both equal to the share issue price.